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                    EXHIBITS FOR S-1 REGISTRATION STATEMENT
                      OF METRO INFORMATION SERVICES, INC.


EXHIBIT 10.1 REGISTRANT'S 1997 INCENTIVE STOCK OPTION PLAN AND RELATED FORM OF STOCK OPTION AGREEMENT.


                     1997 INCENTIVE STOCK OPTION PLAN


         Metro Information Services, Inc., a Virginia corporation and its subsidiaries, whether now existing or formed after the date hereof (the "Corporation"), adopts an incentive stock option plan (the "Plan") under the Internal Revenue Code of 1986, as amended (the "Code") to attract and retain key employees of the Corporation ("Employees").

         As a reward for the Employees' role in the continued growth and success of the Corporation, the Corporation desires to provide to the Employees the benefits inherent in ownership of the Corporation's common stock. This Plan provides a means whereby the Employees are given an opportunity to purchase shares of the Corporation's voting common stock on the exercise of the options designed to qualify as incentive stock options ("Options") under Section 422 of the Code.

         This Plan is as follows:

         1. OPTIONS STOCK. The aggregate number of shares that may be issued pursuant to Options granted under this Plan is 770,000 shares of the Common Stock of the Corporation (the "Stock").



         2. EMPLOYEES ELIGIBLE TO RECEIVE OPTION. Only key Employees, including, without limitation, Employees who are officers or directors of the Corporation, are eligible to receive Options under this Plan. For the purposes of this Plan, the term "key employees" shall mean and include all persons who have responsibility in the management, administration or supervision of the business or affairs of the Corporation or who are engaged in the development, sale, marketing, promotion or performance of the services of the Corporation. Directors of the Corporation who are not employees of the Corporation are not eligible to receive Options under this Plan. In determining the Employees to whom Options shall be granted under this Plan and the number of shares of the Stock as to which Options may be granted to an Employee, a committee of the Board of Directors ("Committee") shall consider the duties of the Employees, their present and potential contributions to the success of the business of the Corporation and such other factors as the Committee may deem relevant in furthering the purposes of granting such Options in the interest of the Corporation. An Employee may receive more than one Option under this Plan.

         3. DURATION OF THE STOCK OPTION PLAN. All Stock Options authorized under this Plan must be granted within nine (9) years and eleven
(11) months from the date this Plan is adopted by the Committee or by the shareholders of the Corporation, whichever is earlier.

         4. GRANT OF OPTION. The Committee shall set forth each Option and its terms and conditions on a written incentive stock option certificate ("Option Certificate") that shall be duly authorized by the Committee. The Option Certificate shall set forth the number of shares of Stock that the Employee may purchase during any calendar year. The Stock shall be valued as set forth in Paragraph 5 below. The Committee, in granting the Option, shall include such terms and conditions in the Option Certificate as may be required to make the Option qualify as an incentive stock option under the Code.

         5. PURCHASE PRICE. Each Option Certificate shall set forth the exercise price per share of the Stock ("Purchase Price"). The Purchase Price will not be less than one hundred percent (100%) of the fair market value of the Stock on the date that the Option is granted; provided, however, that the Purchase Price per share of any Option granted to an Employee who, at the time the Option is granted, is the owner of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date that such Option is granted.

         6. TIME TO EXERCISE OPTION. Each Option Certificate shall set forth that the Option is exercisable during a period no later than nine (9) years and eleven (11) months after the date on which the Option is granted; provided, however, any Option granted to a person who, at the time the Option is granted, is the owner of Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, must be exercised no later than four (4) years and eleven (11) months after the date on which the Option is granted. The Committee, in its discretion, may reduce the time specified herein for the exercise of the Option in the Option Certificate, but may not expand on the time specified herein.

         7. PERSON EXERCISING OPTION-TRANSFER. Only the Employee to whom the Option is granted may exercise the Option during the Employee's lifetime. Further, by its terms, no Option granted may be transferred to any other individual other than by the will of the Employee or by the laws of descent and distribution.

         8. PAYMENT OF PURCHASE PRICE. At the time the Option is granted, the Committee, in its sole discretion, may require payment of the Purchase Price at the date of exercise of any Option hereunder in any form permitted by the Code, including, without limitation, payment (1) in cash, (2) using a promissory note


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payable over a specified number of years bearing interest at a specified annual rate, (3) in stock equal to the Purchase Price or (4) any combination of the foregoing as set forth in the Option Certificate; provided, however, if the Option Certificate does not set forth a form of payment, payment shall be in cash.

         9. EXERCISE OF OPTIONS. Each Option shall be exercised, in whole or in part, as to such number of shares of Stock and at such time or times as the Committee shall have determined at the time of grant. No more than $100,000 worth of Options, based on the Purchase Price granted under this Plan or any other incentive stock option plan sponsored by the Corporation, shall be first exercisable in any calendar year by any one employee. Except as provided in Paragraphs 11 and 12, an Option may only be exercised if the holder of the Option is, at the time of exercise, in the employ of the Corporation. The holder of an Option shall not have any of the rights of a shareholder of the Corporation with respect to the shares of the Stock issuable on the exercise of the Option until one or more certificates evidencing such shares ("Share Certificates") shall have been issued to the holder of the Option.

         10. RESTRICTIONS ON STOCK. All persons issued Share Certificates shall sign an agreement with the Corporation indicating that they are not taking the Stock with the view for sale or distribution of the Stock and, if no registration statement is in effect with respect to such shares, that they recognize that the issuance of the Stock is not subject to registration under the Securities Act of 1933, the Securities and Exchange Act of 1934 or any state agency of any State respecting the sale and transfer of securities.

         11. TERMINATION OF EMPLOYMENT. Except as provided in Paragraph 12, no Option granted under this Plan shall be exercisable more than thirty (30) days after the holder ceases to be an Employee of the Corporation and, on that date, all outstanding Options and any accompanying rights, to the extent they have not been exercised, shall terminate immediately. Options granted under this Plan shall not be affected by any change of employment so long as the holder continues to be an Employee of the Corporation.


         12.  EXERCISE ON DEATH, DISABILITY OR RETIREMENT OF THE EMPLOYEE.
If the holder of an Option dies while employed by the Corporation, the Option may be exercised, as to any shares subject to the Option, by the executor, administrator or personal representative of such deceased employee (or by such other person at the time who is entitled by law to the rights of such deceased employee under the Option) at any time within twelve (12) months after the death of the Employee, but in no event after the expiration of the Option. In the event that the employment of the holder of the Option of the Corporation is terminated by reason of the disability of the holder of the Option, the Option may be exercised, as to any shares subject to the Option, by the holder


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thereof at any time within twelve (12) months after the date of such termination of Employee, but in no event after the expiration of the term of the Option. For the purposes of this Plan, the term "disability" shall mean a physical or mental disability as defined in Section 22(e)(3) of the Code or, if such provision is repealed, as determined by the Committee in its sole discretion. In the event that the employment of the holder of any Option is terminated by reason of retirement of the holder of the Option at such age as may be determined by the Committee at the date of the grant of the Option, the Option may be exercised (to the extent otherwise exercisable on the date of retirement of the holder of the Option) by the holder thereof at any time within three (3) months after the date of such retirement, but in no event after the expiration of the term of the Option.

         13. NON-TRANSFERABILITY OF OPTIONS. Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except to the extent expressly provided for in this Plan and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of any Option attempted contrary to the provisions of this Plan or any levy of execution, attachment or other process attempted on an Option will be null and void and without effect. Any attempt to make an assignment, pledge, transfer, hypothecation or other disposition of an Option or any attempt to make a levy of execution, attachment or other process will cause the Option to be terminated immediately if the Corporation at any time should, in the sole discretion of the Committee, so elect by written notice to the person entitled to exercise the Option; provided, however, that any such termination of the Option will not prejudice any rights or amenities of the Corporation that the Corporation may have under this Plan or otherwise.

         14. ADJUSTMENTS. If the Corporation shall at any time (a) be involved in a transaction to which Section 424(a) of the Code is applicable,
(b) declare a dividend payable in stock, (c) subdivide or combine its stock or (d) be involved in any other event that, in the judgment of the Committee, necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall take any action as, in its judgment, may be necessary to preserve the outstanding Option holders' rights so that these rights remain substantially proportionate to the rights as they existed before such event. To the extent that such action shall include an increase or decrease in the number of shares of Stock subject to outstanding Options under this Plan, the aggregate number of shares of Stock available under Paragraph 1 of this Plan for issuance on exercise of outstanding Options and of additional Options that may be granted shall be increased or decreased proportionately, as the case may be. No action shall be taken by the Committee under the provisions of this Paragraph that, in its judgment, would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code or that would prevent the Option from qualifying as an incentive stock option within the meaning of the Code. The determination of the Committee with respect to any matter in this Paragraph shall be conclusive and binding on each holder of an Option granted under this Plan.

         15. TERMINATION AND AMENDMENT OF THIS PLAN. Unless sooner terminated, this Plan shall terminate nine (9) years and eleven (11) months after the date hereof, and no Option shall be granted hereunder after that date. At any time, the Committee, without further approval of the shareholders may terminate or amend this Plan without notice or make such modifications of this Plan as it shall deem advisable; provided, however, that the Committee may not, without prior approval of the holders of a majority of the outstanding shares of the Stock of the Corporation (a) increase the maximum number of shares of Stock as to which Options may be granted under this Plan (except as contemplated by the provisions of Paragraph 14, (b) extend the term during which the Options may be granted under this Plan, (c) permit the exercise of an Option after the date on which such Option would otherwise terminate pursuant to the terms hereof or (d) reduce the exercise price per share less than the Purchase Price set forth in paragraph 5. No termination, amendment or modification of this Plan may, without the consent of any person to whom any Option theretofore has been granted, adversely affect the rights of such person under such Option or any exercisable portion thereof. Notwithstanding the foregoing, this Plan, any Option granted hereunder and the number of shares as to which any Option under this Plan shall have been granted may be modified, retroactively at any time, to conform to the provisions of the Code and the regulations promulgated thereunder so that the Options under this Plan may qualify as incentive stock options within the meaning of the Code. No such amendment shall be considered prejudicial to the rights of any holder of any Option.

         16. NO EMPLOYMENT RIGHTS. This Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any Stock under the Plan or create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation. This Plan shall not be deemed to interfere in any way with the Corporation's right to terminate or otherwise modify an Employee's employment at any time.

         17. ADMINISTRATION. No person shall serve as a member of the Committee, or if a member of the Committee, shall not participate in decisions concerning the timing, pricing or amount of grant of Options hereunder, unless such person is a non-employee director as defined in Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule ("Rule 16b-3"). This Plan is intended to meet the requirements of Rule 16b-3 and shall be interpreted and administered so as to comply with such rule.

         18. EFFECTIVE ON ADOPTION BY SHAREHOLDERS. This Plan shall become effective on the adoption by the Board of Directors and by approval of the shareholders of the Corporation after the date of adoption of this Plan by the Board of Directors.

         The Corporation has signed this Plan on the date indicated below to be effective as of that date.



                             METRO INFORMATION SERVICES, INC.




Date: December 24, 1996     By: /s/ John H. Fain
                                --------------------------------
                                John H. Fain, President

                   FORM OF 1997 INCENTIVE STOCK OPTION

                                                                     EXHIBIT 1


                                                           _____________, 1997



Dear _________________:


         Metro Information Services, Inc. (the "Corporation") has designated you to be a recipient of an option (the "Option") to purchase Common Stock of the Corporation (the "Stock") on the terms set forth in this letter and in the Metro Information Services, Inc. 1997 Incentive Stock Option Plan (the "Plan"). The Option is awarded pursuant to the Plan, which became effective on [____________ ___, 1997]. The Plan is administered by the Committee (as defined in the Plan).

         Please refer to the Plan for certain conditions not set forth in this letter. All provisions of the Option and this letter are subject to the terms of the Plan, and the terms of the Plan are incorporated into this letter by this reference. Capitalized terms which are not defined in this letter shall have the meaning given those terms in the Plan.

    1. OPTION. In consideration of your agreements contained in this letter and subject to the vesting requirements set forth below, the Corporation grants you an Option to purchase from the Corporation ___ shares of Stock at $_____ per share. Each Option is an incentive stock option as defined in the Plan. The award of each Option is subject to the terms and conditions set forth below.

    2.   TERMS OF OPTION.

         A. VESTING. If you die, retire after your [sixty-fifth (65th)] birthday or become disabled (as provided in the Plan), the Option will become 100% vested. Otherwise, the Option granted in Paragraph 1 will become vested as follows:

         [December 31, 1997            20% of the shares of Stock
         December 31, 1998             40% of the shares of Stock
         December 31, 1999             60% of the shares of Stock
         December 31, 2000             80% of the shares of Stock
         December 31, 2001            100% of the shares of Stock]

         B. EXERCISE DATE. Subject to the provisions set forth in this letter and in the Plan, you may not exercise the vested portion of any Option, in whole or in part, at any time after nine (9) years and eleven (11) months from the date on which the Option was granted; provided, however, that if you should own more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, you may not exercise the vested portion of the Option, in whole or in part, at any time after four (4) years and eleven (11) months from the date on which the Option was granted.

         C. PAYMENT TERMS. On the exercise of any Option, you shall deliver payment in full for such shares to be purchased as follows: [Cash] [Promissory Note] [Common Stock of Metro].

         D. EMPLOYMENT. Except as provided below, you must continue to be an employee of the Corporation at all times through the appropriate vesting date for the Option to become vested.

              (1) DEATH. If you die while employed by the Corporation, the Option may be exercised by your executor, administrator or personal representative at any time within twelve (12) months after your death, but in no event after the expiration of the Option.

              (2) DISABILITY. If your employment with the Corporation is terminated because of your disability, you may exercise the Option as to any shares subject to the Option at any time within twelve (12) months after the date of such termination, but in no event after the expiration of the Option.

              (3) RETIREMENT. If your employment with the Corporation is terminated because of your retirement after your sixty-fifth (65th) birthday, you may exercise the Option at any time within three (3) months after the date of your retirement, but in no event after the expiration of the Option.

         E. OTHER TERMINATION. If your employment with the Corporation is terminated for any reason other than death, disability or retirement as provided above, you may exercise the Option as to any shares which are vested and subject to the Option at any time within three (3) months after the date of your termination of employment with the Corporation, but in no event after the expiration of the Option. On such a termination of employment, Options with respect to any shares which are not vested shall be cancelled and without effect.

         F. NONTRANSFERABILITY. Other than by your will or by the laws of descent and distribution, you may not transfer, assign, pledge, hypothecate or dispose of in any way (whether by operation of law or otherwise) (a "Transfer") any Option granted to you to any other individual. Any purported Transfer or any attempt to levy on, or execute on or place other process on the Option will be null and void and without effect and shall give the Committee the right, but not the obligation, to cancel this Option as provided in the Plan.

    3.   OTHER TERMS.

         A. CHANGE IN CAPITALIZATION. As provided in the Plan, appropriate adjustments shall be made in the number and kind of shares for which the Option may be exercised should there be a change in the capital structure of the Corporation. The Board may take appropriate actions in good faith with respect to the Option in the event of a significant corporate or other capital transaction.

         B. TAXES. By signing this letter, you agree to make arrangements satisfactory to the Corporation to comply with any income and payroll tax withholding requirements that may apply on the exercise of the Option.

         C. INVESTMENT. By signing this letter, you agree to hold all of the Stock acquired pursuant to the exercise of the Option for investment purposes and not with a view for resale or distribution to the public, unless and until such time as the Stock so acquired shall have been registered under applicable state and federal securities laws or an exemption from such registration is available. By signing this letter, you agree to execute such documents as the Corporation may require with respect to state and federal securities laws, and you agree to any restrictions on the resale of Stock that may pertain.

         D. NOTICE. Written notice is deemed to have been given to the Corporation if delivered personally or mailed first class, postage prepaid, to the President of the Corporation at the principal business address of the Corporation or at such other address or to the attention of such other person as the Corporation shall have specified by prior written notice to you.

         E. AGREEMENT. In consideration of the grant of the Option, you hereby agree that you will comply with such other reasonable conditions as the Corporation may impose consistent with the Plan on the exercise of the Option; provided, however, that the provisions of this sentence shall not be interpreted as affecting any right that the Corporation may have to terminate your employment at any time.

         F. NO RIGHT OF EMPLOYMENT. You agree and acknowledge that this Option does not, directly or indirectly, create any right to continued employment with the Corporation. You agree that this letter will be governed by the laws of the Commonwealth of Virginia.

         If you agree to the foregoing terms and conditions, please execute the attached copy of this letter and return it to the President of the Corporation.

                                            Sincerely,

                                            METRO INFORMATION SERVICES, INC.



                                            By:
                                               ------------------------------


                                            Its
                                                -----------------------------


         I accept the foregoing Option according to the terms set forth in this letter and in the Metro Information Services, Inc. 1997 Incentive Stock Option Plan.




                                            ---------------------------------
                                            OPTION HOLDER

                                  EXHIBIT A

                       METRO INFORMATION SERVICES, INC.
                       1997 INCENTIVE STOCK OPTION PLAN



                        NOTICE OF EXERCISE OF OPTION

         Pursuant to the terms of the Option Agreement, dated ________________, 1997, between METRO INFORMATION SERVICES, INC. and the undersigned Optionee, the Optionee hereby exercises the Option to purchase _______ shares of Corporation Stock. The Optionee hereby delivers the full Option price with respect to the exercised Option, which is comprised of
_____________.

         Executed this ____ day of _________, _____.


                                            OPTION HOLDER




                                            ------------------------------
                                            Signature


                                            ------------------------------
                                            Print or Type Name


         Metro Information Services, Inc. acknowledges receipt of the foregoing notice of exercise and payment of the Option Price this ___ day of ___________, _____.


                                            METRO INFORMATION SERVICES, INC.



                                            By
                                              ----------------------------


                                            Its
                                                --------------------------